                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 10, 2001


                           ACT Teleconferencing, Inc.
             (Exact name of registrant as specified in its charter)

        Colorado                 0-27560                     84-1132665
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


             1658 Cole Boulevard, Suite 130, Golden, Colorado 80401
                 (Address of principal executive offices)    Zip Code


                                 (303) 235-9000
                         (Registrant's telephone number)


                                  INTRODUCTION

On October 18, 2001, we filed our Form 8-K describing the acquisition of substantially all of the assets of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation. This amendment provides the financial statements and pro forma financial information required under Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Statements of the Business Acquired:

     (i)  Audited Statement of Assets to be Acquired as of September 30, 2001.

     (ii) Audited Statement of Revenues and Direct Operating Costs for the nine months ended September 30, 2001.

(b)  Selected Unaudited Pro Forma Condensed Combined Financial Information:

     (i) Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2001.

     (ii) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000 and the nine months ended September 30, 2001.

(c)  Exhibits:

The Exhibit index of this Form 8-K report lists the exhibits that are hereby filed or incorporated by reference.

ITEM 7(a). FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED


               1414c Video Conferencing Service Delivery Business
                            of PictureTel Corporation

                               Audited Statements

                      Nine months ended September 30, 2001


                                    CONTENTS

Report of Independent Auditors..............................................   1

Audited Statements

Statement of Assets to be Acquired..........................................   2
Statement of Revenues and Direct Operating Costs............................   3
Notes to Statements.........................................................   4


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
ACT Teleconferencing, Inc.

We have audited the accompanying statement of assets to be acquired of 1414c Video Conferencing Service Delivery Business (the Business) of PictureTel Corporation (the Statement of Assets to be Acquired) as of September 30, 2001, and the related statement of revenues and direct operating costs for the nine months then ended. These statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the Statement of Assets to be Acquired has been prepared in accordance with the Asset Purchase Agreement dated October 10, 2001 between ACT Teleconferencing, Inc., ACT Video Conferencing, Inc., and PictureTel Corporation and is not intended to be a complete presentation of the Business' assets and liabilities. Furthermore, the Statement of Assets to be Acquired and related Statement of Revenues and Direct Operating Costs were prepared for the purpose of complying with Rule 3-05 of the Securities and Exchange Commission's Regulation S-X. They are not intended to be a complete presentation of the Business' assets and liabilities or its revenues and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the assets to be acquired of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation at September 30, 2001, and its revenues and direct operating costs for the nine months then ended in conformity with accounting principles generally accepted in the United States.


                                        /s/ Ernst & Young LLP

December 19, 2001
Denver, Colorado

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                       STATEMENT OF ASSETS TO BE ACQUIRED

                               September 30, 2001

ASSETS

Conferencing equipment and software                     $5,555,000
Less: accumulated depreciation and amortization          3,761,000
                                                        ----------
                                                        $1,794,000
                                                        ==========


SEE ACCOMPANYING NOTES.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                STATEMENT OF REVENUES AND DIRECT OPERATING COSTS

                      Nine months ended September 30, 2001

Net revenues                                                                    $ 9,255,000
Cost of sales                                                                     7,588,000
                                                                                -----------
Gross margin                                                                      1,667,000

Direct operating expenses:
   Selling, general and administrative                                            1,967,000
                                                                                -----------
Total direct operating expenses                                                   1,967,000
                                                                                -----------
Excess of cost of sales and direct operating expenses over net revenues         $  (300,000)
                                                                                ===========


SEE ACCOMPANYING NOTES.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                               NOTES TO STATEMENTS

                               SEPTEMBER 30, 2001


1.   BACKGROUND, NATURE OF BUSINESS AND BASIS OF PRESENTATION

On October 10, 2001, ACT Teleconferencing, Inc (ACT) and ACT Videoconferencing, Inc. entered into an asset purchase agreement with PictureTel Corporation (PictureTel) to acquire certain assets of the 1414c Video Conferencing Service Delivery Business (Acquired Business) of PictureTel. The accompanying statements have been prepared for the purpose of presenting the assets to be acquired and the revenues and direct operating costs of the Acquired Business pursuant to the requirements of Rule 3-05 of the Securities and Exchange Commission's Regulation S-X.

PictureTel, which is headquartered in Andover, Massachusetts, designs, manufactures and services video conferencing equipment. The assets acquired consist of equipment, furniture, machinery, software and customer contracts. No liabilities were assumed in this transaction. Net assets, net revenues, cost of sales and direct operating expenses of PictureTel's remaining business activities have not been presented in these statements.

The Acquired Business operates and provides video conferencing services in Massachusetts, the UK, and Singapore and maintains a sales office in Australia.

PictureTel did not maintain the Acquired Business as a separate business unit and thus external financial statements historically have not been prepared. Therefore, the accompanying statements were derived from the historical accounting records of PictureTel to present the assets to be sold as of September 30, 2001, and to present revenues and direct operating costs of the Acquired Business for the nine months ended September 30, 2001 in accordance with generally accepted accounting principles.

The statement of revenues and direct operating costs include the revenues and expenses directly attributable to the Acquired Business. The sales force of the Acquired Business generated the revenues included in the statement of revenues and direct operating costs. Cost of sales includes network expenses, direct labor, and allocated facility costs. Network expenses have been allocated based upon the number of network lines in use and facility costs have been allocated based upon the floor space occupied by employees of the Acquired Business dedicated to supporting sales and operating activities. Direct operating expenses consisted principally of engineering costs, marketing and selling expenses, and general and administrative expenses.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                               NOTES TO STATEMENTS

1.   BACKGROUND, NATURE OF BUSINESS AND BASIS OF PRESENTATION (CONT.)

These direct operating expenses were incurred by the Acquired Business and are based upon the number of full-time equivalent employees estimated by management to be dedicated to the Acquired Business as a component of total PictureTel employees. PictureTel provided the Acquired Business with various infrastructure and support services, which among other things included computer and network systems, human resources, payroll services, accounting and cash management services and legal support. Human resource, payroll, accounting and legal support costs have not been allocated to the Acquired Business under the assumption that their use of such services was minimal. Computer and network system costs were allocated to the Acquired Business based upon the number of full-time equivalent employees estimated to be dedicated to the Acquired Business as a component of total PictureTel employees and network lines in use by the Acquired Business.

The statements do not include certain PictureTel corporate costs such as interest, income taxes, amortization of intangible assets or other such indirect PictureTel corporate expense allocations. Since the Acquired Business was not a separate business unit, PictureTel had never segregated indirect operating cost information relative to the Acquired Business for external financial reporting purposes. Accordingly, it was not practical to isolate or allocate such indirect PictureTel operating costs to the Acquired Business.

A statement of cash flows is not presented as the Acquired Business did not maintain a cash balance. All cash flow activities were funded by PictureTel and were primarily comprised of amounts for capital expenditures and any operational cost requirements of the Acquired Business. These statements are not intended to be a complete presentation of the Acquired Business' financial position, results of operations and cash flows.

Management of PictureTel believes the methods used to allocate the direct operating expenses and infrastructure and support services were reasonable.

The historical operating results may not be indicative of the results of operations of the Acquired Business in the future due to several factors: (1) ACT did not acquire the majority of significant supplier contracts held by PictureTel, and may have to negotiate new contracts with significant suppliers, which may have different terms, (2) it was not practical for PictureTel to isolate and allocate indirect operating costs, and (3) the loss of a major contract as described in Note 3.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                               NOTES TO STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenue is derived primarily from bridge port rental, network charges, customer bridge remote management, conference room scheduling, problem tracking and resolution, and event management. The Acquired Business recognizes revenue from all sources upon the completion of services provided.

COST OF SALES

Cost of sales consists principally of telephone costs, equipment product costs, operator and operations management salaries, office expenses for operations staff, and depreciation on teleconferencing bridges and telecommunications equipment.

SELLING, GENERAL AND ADMINISTRATIVE

Selling, general and administrative expense include costs resulting from direct expenses for customer needs and sales support, expenses associated with market planning, market operations and product line planning and management; and employee salaries.

FOREIGN CURRENCY

Revenues and expenses are translated at the average exchange rates for the nine months ended September 30, 2001.

USE OF ESTIMATES

The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affected the reported amounts of assets at the date of the statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               1414c VIDEO CONFERENCING SERVICE DELIVERY BUSINESS
                            OF PICTURETEL CORPORATION

                               NOTES TO STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful life of three to five years using the straight-line method. Depreciation expense for the nine months ended September 30, 2001 was $696,000. Repairs and maintenance costs are expensed as incurred. Expenditures for capital additions for the nine months ended September 30, 2001 were $722,000.

3.   SIGNIFICANT CUSTOMERS

Sales to the Acquired Business' two individual major customers accounted for approximately 49.5% and 11.8% of the net revenues for the nine-month period ended September 30, 2001.

In June of 2001, the Acquired Business' contract with the major customer that represented 49.5% of net revenues for the nine-month period ended September 30, 2001 was terminated. As a result of the loss of this customer, management of the Acquired Business took action to reduce costs including employee headcount and network costs.

4.   SEGMENT INFORMATION

Segment information has been prepared in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Acquired Business operates under one operating segment. Geographic net revenues are reported based upon the location of the end user of the services provided and net assets are reported based upon location of such assets.

                         Net Revenues        Net Assets
                         ------------        ----------
     Americas             $3,768,000         $1,269,000
     Europe                3,645,000            352,000
     Asia Pacific          1,842,000            173,000
                          ----------         ----------
     Total                $9,255,000         $1,794,000
                          ==========         ==========

ITEM 7(b). SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

THE FOLLOWING INFORMATION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HERE.

The selected unaudited pro forma condensed combined financial information presented below has been derived from the audited historical financial statements of ACT Teleconferencing, Inc. (the Company or ACT) and the acquired 1414c Video Conferencing Service Delivery Business of PictureTel Corporation and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

The acquisition is being accounted for using the purchase method of accounting. The pro forma adjustments are based on preliminary estimates and certain assumptions that ACT believes are reasonable under the circumstances. The preliminary allocation of the purchase price to assets acquired reflects the assumptions that the assets are carried at historical amounts which approximate fair market value. The allocation of purchase price in excess of net tangible assets acquired is based on ACT's estimated fair value of the other intangibles acquired. The actual allocation of the consideration paid may differ from that reflected in the unaudited pro forma combined financial statements after a more extensive review of the fair market values of the assets acquired has been completed.

The unaudited pro forma condensed combined balance sheet as of September 30, 2001 gives effect to the acquisition as if it had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for ACT Teleconferencing, Inc. with the Statement of Assets to be Acquired from 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 gives effect to the acquisition as if it had been consummated at the beginning of the respective periods. These pro forma statement of operations combines the historical consolidated statements of operations for the periods reported for ACT Teleconferencing, Inc. with the Statement of Revenues and Direct Operating Costs of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited historical financial statements and related notes thereto as of and for the Nine Months ended September 30, 2001 and the year ended December 31, 2000 for ACT Teleconferencing, Inc. and the historical financial statements and notes thereto of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation included elsewhere in this current report.

The combination of the Acquired Business with ACT will increase our video conferencing capabilities in response to increased demand for video services in North America, Europe, and Asia. This transaction also positioned us to respond to an increase in demand for domestic U.S. video conferences as an alternative to air travel. Synergies should also occur with our current video operations and the cross-selling video conferencing services to our current customers and audio conferencing services to the Acquired Business' current customers.

             PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001

                                                         ACT               PictureTel            Pro Forma
                                                   Teleconferencing,      Corporation's         Adjustments             Pro Forma
                                                       Inc. (A)             1414c (B)               (D)                  Combined
                                                   ----------------       ------------          ------------          ------------
Cash and cash equivalents                            $  5,026,376         $         --          $ (1,434,000)(1)      $  3,592,376
Accounts receivable and other current assets           10,992,343                                                       10,992,343
                                                     ------------         ------------          ------------          ------------
Total current assets                                   16,018,719                                 (1,434,000)           14,584,719

Total equipment -- net                                 16,838,109            1,794,000                                  18,632,109
Intangible assets other than goodwill                   1,420,973                                    600,000 (2)         2,020,973
Goodwill                                                7,944,476                                  7,575,000 (2)        15,519,476
Other assets                                            2,129,332                                                        2,129,332
                                                     ------------         ------------          ------------          ------------
Total assets                                         $ 44,351,609         $  1,794,000          $  6,741,000          $ 52,886,609
                                                     ============         ============          ============          ============

Accounts payable                                     $  4,399,861                                                     $  4,399,861
Other current liabilities                              10,487,439         $         --          $  1,250,000 (3)        11,737,439
                                                     ------------         ------------          ------------          ------------
Total current liabilities                              14,887,300                                  1,250,000            16,137,300

Long term debt and capital leases                       7,325,794                                  1,250,000 (3)         8,575,794
Deferred income taxes                                     276,400                                                          276,400
Redeemable preferred stock                              1,801,608                                                        1,801,608
Shareholders equity                                    20,060,507                                  6,035,000 (4)        26,095,507
                                                     ------------         ------------          ------------          ------------
Total liabilities and shareholders equity            $ 44,351,609         $         --          $  8,535,000          $ 52,886,609
                                                     ============         ============          ============          ============

SEE NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL DATA

             PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)
                             STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                          ACT                PictureTel         Pro Forma
                                                    Teleconferencing,       Corporation's      Adjustments             Pro Forma
                                                        Inc. (A)              1414c (B)            (D)                  Combined
                                                    ----------------        ------------       ------------          ------------
Net revenues                                          $ 34,122,939          $  9,255,000       $ (4,576,000)(5)      $ 38,801,939
Cost of services                                        17,430,642             7,588,000         (3,867,000)(5)        21,151,642
                                                      ------------          ------------       ------------          ------------
Gross profit                                            16,692,297             1,667,000           (709,000)           17,650,297
Selling, general and administration expense             13,915,791             1,967,000           (811,000)(5)        15,071,791
                                                      ------------          ------------       ------------          ------------
Operating income (loss)                                  2,776,506              (300,000)           102,000             2,578,506
Interest, net                                            1,075,984                    --            187,500 (3)         1,263,484
                                                      ------------          ------------       ------------          ------------
Income (loss) before income taxes                        1,700,522              (300,000)           (85,500)            1,315,022
Provision for income taxes                                 547,331                    --                 --               547,331
                                                      ------------          ------------       ------------          ------------
Net income (loss) before extraordinary item              1,153,191              (300,000)           (85,500)              767,691
Extraordinary charge related to early
  extinguishment of debt                                   416,366                    --                 --               416,366
                                                      ------------          ------------       ------------          ------------
Net income (loss)                                          736,825              (300,000)           (85,500)              351,325
Preferred stock dividends                                  120,000                    --                 --               120,000
                                                      ------------          ------------       ------------          ------------
Net Income (loss) available to
  common shareholders                                 $    616,825          $   (300,000)      $    (85,500)         $    231,325
                                                      ============          ============       ============          ============
Weighted average shares outstanding - basic              6,119,409                                  769,231 (6)         6,888,640
Weighted average shares outstanding - diluted            6,542,207                                  769,231 (6)         7,311,438

Earnings per share
  Basic
    Net income before extraordinary item              $       0.17                                                   $      0.09
    Extraordinary item                                       (0.07)                                                        (0.06)
                                                      ------------                                                   -----------
    Net income                                        $       0.10                                                          0.03
                                                      ============                                                   ===========
  Diluted
    Net income before extraordinary item              $       0.16                                                          0.09
    Extraordinary item                                       (0.07)                                                        (0.06)
                                                      ------------                                                   -----------
    Net income                                        $       0.09                                                          0.03
                                                      ============                                                   ===========


             PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 30, 2000

                                                          ACT                PictureTel         Pro Forma
                                                    Teleconferencing,       Corporation's      Adjustments          Pro Forma
                                                        Inc. (A)              1414c (C)            (D)               Combined
                                                    ----------------        ------------       ------------       ------------
Net revenues                                          $ 37,699,785          $ 17,734,000       $(10,838,000)(5)   $ 44,595,785
Cost of services                                        18,388,073            12,883,000         (9,158,000)(5)     22,113,073
                                                      ------------          ------------       ------------       ------------
Gross profit                                            19,311,712             4,851,000         (1,680,000)        22,482,712
Selling, general and administration expense             15,355,804             4,322,000         (2,076,000)(5)     17,601,804
                                                      ------------          ------------       ------------       ------------
Operating income                                         3,955,908               529,000            396,000          4,880,908
Interest, net                                            1,071,743                                  250,000 (3)      1,321,743
                                                      ------------          ------------       ------------       ------------
Income before income taxes and minority interest         2,884,165               529,000            146,000          3,559,165
Provision for income taxes                                 780,250                                                     780,250
                                                      ------------          ------------       ------------       ------------
Net income before minority interest                      2,103,915               529,000            146,000          2,778,915
Minority interest                                          708,506                                                     708,506
                                                      ------------          ------------       ------------       ------------
Net income                                               1,395,409               529,000            146,000          2,070,409
Preferred stock dividends                                  160,000                                                     160,000
                                                      ------------          ------------       ------------       ------------
Net Income available to common shareholders           $  1,235,409          $    529,000       $    146,000       $  1,910,409
                                                      ============          ============       ============       ============
Weighted avg. number of share outstanding - basic        5,312,200                                  769,231 (6)      6,081,431
Weighted avg. number of share outstanding - diluted      6,023,930                                  769,231 (6)      6,793,161

Net income per share - basic                          $       0.23                                                $       0.31
                                                      ============                                                ============
Net income per share - diluted                        $       0.21                                                $       0.28
                                                      ============                                                ============

            NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

                              BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of September 30, 2001. The accompanying unaudited pro forma condensed combined statement of operations is presented for the year ended December 31, 2000 and the nine months ended September 30, 2001.

(A) The audited consolidated results of ACT Teleconferencing, Inc. for the year ended December 31, 2000 and the unaudited consolidated results of ACT Teleconferencing, Inc. as of and for the nine months ended September 30, 2001.

(B) The audited Statement of Assets to be Acquired as of September 30, 2001 and the Statement of Revenues and Direct Operating Costs for the nine months ended September 30, 2001 of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

(C) The unaudited Statement of Revenues and Direct Operating Costs for the year ended December 31, 2000 of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation.

(D) The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of December 31, 2000 and the unaudited condensed combined statement of operations for the year ended December
     31, 2000 and the nine months ended September 30, 2001:

(1) The pro-forma adjustment reflects cash paid on acquisition of approximately $1,434,000.

(2) The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the approximate amount of $7,575,000 and $600,000 for a customer list. The final allocation of the purchase price will be made after the appropriate analyses are performed. The amortization expense has been adjusted for approximately $250,000 for the year ended December 31, 2000 and $150,000 for the nine months ended September 30, 2001 due to the customer list, using a life of 3 years, as if the acquisition had been completed as of the beginning of the periods.

(3) To reflect short term debt incurred of $1.25 million and $1.25 million in long term debt in association with the acquisition. Interest expense has been adjusted for $250,000 for the year ended December 31, 2000 and $187,500 for the nine months ended September 30, 2001. The debt bears interest at 10% and principal and interest are due in four equal semi-annual installments beginning on April 9, 2002.

(4) To adjust the equity accounts for the additional 769,231 shares of stock issued on the acquisition valued at $7.85 per share for a total value of $6,035,000.

(5) Adjusted to reflect the loss of a major customer of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation. The customer accounted for $10,838,000 of revenue for the year ended December 31, 2000 and $4,576,000 for the nine months ended September 30, 2001 and based on historical PictureTel information, the cost of sales was allocated based on the following: (a) network revenue was approximately $5,450,000 and $2,300,000 for the year ended December 31, 2000 and for the nine months ended September 30, 2001, respectively, and network gross margin is approximately 15%, thus cost of revenues associated with the network were approximately $4,633,000 and $1,955,000, respectively and (b) service revenue was approximately $5,388,000 and $2,276,000 for the year ended December 31, 2000 and for the nine months ended September 30, 2001, respectively, and service gross margin is approximately 16%, thus cost of revenues associated with service were approximately $4,526,000 and $1,912,000,respectively. Also based on historical PictureTel information, the selling, general, and administrative expense was allocated based on a 21% ratio which was derived from costs associated with this customer or $2,076,000 and $961,000 (offset by $200,000 and $150,000 in expense for amortization - see footnote 2) for the year ended December 31, 2000 and for the nine months ended September 30, 2001, respectively. The ratios used for this adjustment are taken from the information underlying the audited statements of 1414c Video Conferencing Service Delivery Business of PictureTel Corporation as this is the best information available.

(6) The basic and diluted income per share and the average number of common shares outstanding for the pro forma combined amounts gives effect to the results as if 1414c Video Conferencing Service Delivery Business of PictureTel Corporation had been completed at the beginning of such periods.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ACT Teleconferencing, Inc.
                                            (Registrant)


Date: December 21, 2001                 By: /s/ Gavin Thomson
                                            ---------------------
                                            Gavin Thomson
                                            Chief Financial Officer


                                  EXHIBIT INDEX

No.       Description
---       -----------
10.1*     Asset purchase agreement by and among ACT Teleconferencing, Inc., ACT
          Videoconferencing, Inc., and PictureTel Corporation.

10.2*     Promissory Notes constituting $2,500,000 loan notes by and between ACT
          Teleconferencing, Inc. and PictureTel Corporation.

99.1**    Press release dated October 10, 2001.


* Previously filed and attached as exhibits of the same number to our Form 8-K filed with the SEC on October 18, 2001.

** Previously filed and attached as exhibits of the same number to our Form 8-K filed with the SEC on October 11, 2001.

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